UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/04/2011

Pacer International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-49828

Tennessee	62-0935669
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

6805 Perimeter Drive
Dublin, OH 43016
(Address of principal executive offices, including zip code)

(614) 923-1400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant

(a), (b) The Audit Committee (the "Audit Committee") of the Board of Directors of Pacer International, Inc. (the "Company") recently conducted a comprehensive process to determine the Company's independent registered public accounting firm for the Company's 2011 fiscal year. The Audit Committee invited three national accounting firms to participate in this process, including PricewaterhouseCoopers LLP ("PwC"), the Company's independent registered public accounting firm since February 1999. As a result of this process and following careful deliberation, the Audit Committee approved the engagement of KPMG LLP ("KPMG"), effective as of May 5, 2011, as the Company's independent registered public accounting firm for the remainder of the Company's fiscal year ending December 31, 2011.   On May 4, 2011, the Audit Committee informed PwC that it had been dismissed as the Company's independent registered public accounting firm.
PwC's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2009 and December 31, 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. PwC's reports on the effectiveness of internal control over financial reporting as of December 31, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.
During the fiscal years ended December 31, 2009 and December 31, 2010 and in the subsequent interim period through May 4, 2011, there were (i) no disagreements between the Company and PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports for such years and interim period, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K, except that in 2009 the Audit Committee discussed with PwC the existence of material weaknesses in Company's internal control over financial reporting relating to (i) the preparation and review of certain balance sheet reconciliations and (ii) accounting for the income tax effect of non-recurring book adjustments existing during 2009. These material weaknesses, which the Audit Committee discussed with PwC, are more fully described in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and the Quarterly Reports on Form 10-Q for the three month periods ended March 31, 2009, June 30, 2009 and September 30, 2009. The Company authorized PwC to respond fully to the inquiries of KPMG concerning the material weaknesses. As the Company disclosed in its Annual Report on Form 10-K for the year ended December 31, 2009, the material weaknesses were fully remediated as of December 31, 2009. The PwC audit reports included in the Company's Annual Reports on Form 10-K for the years ended December 31, 2009 and December 31, 2010 contained unqualified opinions relating to the effectiveness of the company's internal control over financial reporting as of December 31, 2009 and December 31, 2010, respectively.

During the fiscal years ended December 31, 2009 and December 31, 2010 and in the subsequent interim period through May 4, 2011, neither the Company nor anyone on its behalf has consulted with KPMG regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, (iii) any matter that was the subject of a "disagreement" within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iv) any "reportable event" within the meaning of Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company has provided PwC with a copy of the disclosures the Company is making in this Current Report on Form 8-K (the "Form 8-K") prior to the time the Form 8-K was filed with the Securities and Exchange Commission (the "SEC"). The Company requested that PwC furnish the Company with a letter addressed to the SEC stating whether or not PwC agrees with the statements made herein. A copy of such letter, dated May 9, 2011, is filed as Exhibit 16.1 hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacer International, Inc.

Date: May 09, 2011	By:	/s/ John J. Hafferty
John J. Hafferty
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-16.1	Letter of PricewaterhouseCoopers LLP dated May 9, 2011